UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 28, 2011 (December 20, 2011)

PROTEA BIOSCIENCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road
Morgantown, West Virginia 26507
(Address of principal executive offices)

(304) 292-2226
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2011 (the "Issue Date"), Protea Biosciences Group, Inc. (the "Company"), issued convertible promissory notes ("Notes") to Stanley Hostler, a director of the Company and Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, in an aggregate principal amount equal to $750,000 (the "Principal Amount"). The Notes accrue simple interest at a rate of 10% per annum and are due and payable on the earlier to occur of (i) the date that is 180 days from the Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default.   At the option of the holder, each $2.00 of outstanding Principal Amount and accrued unpaid interest is convertible into one share of common stock of the Company, at any time after the Issue Date.

The description of the Notes included in this Item 2.03 is qualified in its entirety by the terms and conditions of the Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1           Form of Convertible Promissory Notes, dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEA BIOSCIENCES GROUP, INC.

Dated: December 28, 2011	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer